UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Airgas, Inc.

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To:	All Airgas Associates
From:	Peter McCausland
Date:	August 17, 2010

Subject:	Air Products’ Recent Announcement

I wanted to take a moment to explain yesterday’s announcement from Air Products.

Since Air Products first launched its unsolicited bid to acquire Airgas, our Board of Directors has been steadfast in its belief that the offer is extremely opportunistic and does not fairly compensate our stockholders for Airgas’ extraordinary track record of success or for our future prospects. Despite our Board’s position, Air Products has held discussions with the Federal Trade Commission (FTC) in an effort to secure the regulatory approvals it would need to acquire Airgas.

Air Products has been very public about its discussions with the FTC, so we were not surprised to learn that Air Products had signed what is known as a Consent Decree with the staff of the FTC. The Air Products Consent Decree now awaits approval by the FTC Commissioners, but regardless of Air Products’ regulatory status, it cannot proceed with a transaction without approval from the Airgas Board of Directors.

Air Products also announced that it has extended its tender offer for a third time, and in doing so, it disclosed the number of shares that have been tendered to date. The Airgas Board remains unanimous in its belief that the Air Products offer is grossly inadequate, and we are pleased that holders of nearly 80% of Airgas shares have chosen not to tender into the offer. It is worth noting that those who did tender their shares do not necessarily support Air Products or its $63.50 offer, because they can withdraw their shares from the tender offer at any time before it expires on October 29.

Our Board continues to urge stockholders not to tender their shares into Air Products’ offer. In addition, the Board recommends that stockholders vote the WHITE proxy card “FOR” the three highly qualified Airgas Directors and “AGAINST” Air Products’ proposed By-Law amendments.

If you are an Airgas stockholder, you have likely already received letters and proxy cards from Airgas. As we’ve told you before, you can vote your shares for the Airgas directors by using the WHITE proxy card to vote by telephone, by Internet, or by promptly signing, dating and returning the WHITE proxy card. We urge you to simply discard all Gold proxy cards. If you have any questions about voting your shares please reach out to Innisfree M&A Incorporated, which is assisting Airgas in this matter, and call them toll-free at (877) 687-1875.

Please remember that the Consent Decree does nothing to change our conviction that the Air Products offer grossly undervalues Airgas. I am continually impressed with the outstanding contributions you make to the success of Airgas, and now more than ever I believe that our team is the best in the business. Let’s all stay focused on our day-to-day responsibilities and providing exceptional service to our customers. I know that I speak for the entire Board and management team when I say that your continued support is greatly appreciated.

Sincerely,

Peter McCausland

Chairman and Chief Executive Officer

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.